UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                    November 1, 2006

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 1.01                Entry into a Material Definitive Agreement.

On November 2, 2006, the Compensation Committee of the Board of Directors of W. R. Grace & Co. ("Grace") approved the final terms of Grace's 2006-2008 Long-Term Incentive Program ("2006 LTIP") for officers, including all executive officers, and certain other senior employees of Grace.  The 2006 LTIP was previously approved by the United States Bankruptcy Court for the District of Delaware.  The purpose of the LTIP is to provide key employees with long-term incentives.  The LTIP will cover approximately 260 current employees worldwide.  Awards under the 2006 LTIP are payable 100% in cash, based on the extent to which Grace achieves core earnings before interest and taxes targets over the three-year performance period.  Employees who become entitled to award payments under the 2006 LTIP will generally be paid in two installments: one in the first quarter of 2008 (as partial payment based on performance for the first two years of the three-year performance period), and the other in the first quarter of 2009 (which will consider performance for the complete three-year performance period and will be offset by the amount of the prior installment).  Generally, a key employee forfeits his or her rights to receive an installment of an award if, prior to the payment of the installment, the employee either voluntarily resigns from Grace or is terminated by Grace for cause.  The Grace Board of Directors has discretion to interpret, amend and terminate the 2006 LTIP.  The 2006 LTIP has been revised from previous Grace Long-Term Incentive Programs to clarify that certain effects of certain acquisitions and divestitures will not be considered in determining award payments under the 2006 LTIP.  The terms of the 2006 LTIP will be governed by the documents attached hereto as Exhibit 10.1.

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2006, the Board of Directors of W. R. Grace & Co. elected Christopher J. Steffen as a Director and appointed him to the Audit, Compensation, Nominating and Governance and Corporate Responsibility Committees.  Grace has issued a press release announcing Mr. Steffen’s election to the Board of Directors, which is attached hereto as Exhibit 99.1

Item 9.01.               Financial Statements and Exhibits

(d)  Exhibits

10.1	2006 – 2008 Long Term Incentive Program

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated:  November 6, 2006